SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 4, 1998



                                  CONSECO, INC.

                             State of Incorporation:
                                     Indiana


       Commission File Number                        IRS Employer Id. Number
            No. 1-9250                                    No. 35-1468632

                     Address of Principal Executive Offices:
                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032

                                  Telephone No.
                                 (317) 817-6100






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                        CONSECO, INC. AND SUBSIDIARIES



ITEM 5.  OTHER EVENTS.

     On February 4, 1998, Conseco, Inc. ("Conseco") announced the offering of $250.0 million of 6.4 percent Notes (the "Notes") due February 10, 2003. The Notes were priced at 99.928 percent of par to yield 6.417 percent. Interest is paid semi-annually on February 10 and August 10 of each year. The Notes are redeemable in whole or in part at the option of Conseco at any time, at a redemption price equal to the sum of (a) the greater of: (i) 100 percent of the principal amount; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis at the treasury rate (as defined in the Notes) plus 25 basis points, plus (b) accrued and unpaid interest on the principal amount thereof to the date of redemption. The Notes are unsecured and rank pari passu with all other unsecured and unsubordinated obligations of Conseco.

     Proceeds from the offering of approximately $248.0 million (after original issue discount and other associated costs) will be used by Conseco for the repayment of a portion of the bank debt incurred to finance the acquisition of Washington National Corporation and for the repayment of commercial paper.

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                         CONSECO, INC. AND SUBSIDIARIES





ITEM 7(c).      EXHIBITS.



12.1 Computation of Ratios of Earnings to Fixed Charges, Preferred Dividends and Distributions on Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts





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                         CONSECO, INC. AND SUBSIDIARIES




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 6, 1998

                                         CONSECO, INC.




                                          By:  /s/ ROLLIN M. DICK
                                               ----------------------
                                               Rollin M. Dick
                                               Executive Vice President
                                                 and Chief Financial Officer





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